Exhibit 9(p)

                                     FORM OF
                      AMENDMENT TO ADMINISTRATION AGREEMENT


         THIS AMENDMENT dated as of _________, 1997 (the "Amendment") is made to the Administration Agreement, dated as of the 1st day of May, 1995 (the "Agreement") between THE MUNDER FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG") (then known as The Shareholder Services Group, Inc.).

         The Company and FDISG agree that the Agreement shall, as of the date first written above, be amended as follows:

     1. The Fee Schedule of the Agreement shall be deleted in its entirety and the Fee Schedule attached hereto shall be substituted in its place; and

     2. Schedule A to the Agreement shall be deleted in its entirety and Schedule A attached hereto shall be substituted in its place.

         In all other respects, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


THE MUNDER FUNDS, INC.


By:  _____________________________
Title:_____________________________

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:  _____________________________
Title:_____________________________

                                            FEE SCHEDULE FOR
                                           ADMINISTRATION AND
                                        FUND ACCOUNTING SERVICES

     All Funds except the Munder All-Season Maintenance Fund, Munder All-Season Accumulation Fund, Munder All-Season Development Fund and Munder Financial Services Fund

     A. FEES FOR ADMINISTRATION SERVICES -- (Fund Administration and Fund Accounting)

                  The following annual Fund Administration fees apply:

     .12% of the first $2.8 billion of the average daily net assets of the Companies (as defined below); and

     .105% of the next $2.2 billion of the Companies' average daily net assets; and

     .10% of the Companies' average daily net assets over $5 billion.

     "Companies" shall include The Munder Funds Trust, the Liquidity Plus Money Market Fund of St. Clair Funds, The Munder Funds, Inc. (other than the Munder All-Season Maintenance Fund, Munder All-Season Accumulation Fund, Munder All-Season Development Fund and Munder Financial Services Fund) and The Munder Framlington Funds Trust.

         B.       MINIMUM FEES

         For Fund Administration Services, a minimum fee of $1.2 million per annum will apply in the aggregate for all funds of the Companies.

     Munder All-Season Maintenance Fund, Munder All-Season Accumulation Fund and Munder All-Season Development Fund

     A. FEES FOR ADMINISTRATION SERVICES -- (Fund Administration and Fund Accounting)

                  The following annual Fund Administration fees apply:

                  $30,000 per annum for each Fund

Munder Financial Services Fund

     A. FEES FOR ADMINISTRATION SERVICES -- (Fund Administration and Fund Accounting)

         [TO BE DETERMINED]

                                               SCHEDULE A


                                                 FUNDS

                                    Munder Multi-Season Growth Fund
                               Munder Real Estate Equity Investment Fund
                                       Munder Mid-Cap Growth Fund
                                           Munder Value Fund
                                        Munder Money Market Fund
                                              NetNet Fund
                                     Munder International Bond Fund
                                      Munder Small Cap Value Fund
                                      Munder Equity Selection Fund
                                      Munder Micro-Cap Equity Fund
                                    Munder Short Term Treasury Fund
                                  Munder All-Season Conservative Fund
                                   Munder All-Season Aggressive Fund
                                    Munder All-Season Moderate Fund
                                     Munder Financial Services Fund